UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2021

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

West Bancorporation, Inc. 2021 Equity Incentive Plan

At the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of West Bancorporation, Inc. (the “Company”) held on April 29, 2021, the Company’s stockholders approved the West Bancorporation, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”). The 2021 Equity Plan was adopted by our Board on January 27, 2021, subject to approval of our stockholders, to promote the growth, profitability, and long-term financial success of the Company, to provide a means to incentivize officers, other employees and non-employee directors to achieve long-term corporate objectives, to attract, retain, and reward such individuals who can and do contribute to such success, to further align the interests of such individuals with those of the Company’s stockholders, and to provide such individuals with an opportunity to acquire shares of the Company’s common stock. The 2021 Equity Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2021 Equity Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2021 Equity Plan and stockholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2021 Equity Plan is 625,000 shares of the Company’s common stock.

The foregoing description of the 2021 Equity Plan is qualified in its entirety by the text of the 2021 Equity Plan, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Employment Agreement

On April 29, 2021, the Company entered into an employment agreement with Bradley Peters in connection with his appointment as Executive Vice President of the Company and its subsidiary, West Bank (the “Agreement”). Mr. Peters currently serves as Minnesota Group President of West Bank. He will report to Chief Executive Officer Dave Nelson and perform duties assigned by Mr. Nelson. Mr. Peters will be one of the senior executive officers of the Company.

The term of the Agreement commenced on April 29, 2021 and continues until December 31, 2023 (the "Employment Period"). The Employment Period shall be extended automatically for one additional year beginning on January 1, 2023 and on each January 1 thereafter unless and until terminated in accordance with the terms of the Agreement.

Mr. Peters will be paid $275,000 per year and will be eligible to receive a performance-based annual incentive bonus and such annual increases and equity compensation as may be awarded by the Board of Directors of the Company. Mr. Peters will also receive usual Company benefits and perquisites for senior executive officers. The Agreement also provides for severance benefits in the event of termination by the Company other than for cause or by Mr. Peters for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of the Company. All severance benefits under the Agreement are contingent upon Mr. Peter's execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. The Agreement includes a “clawback” provision should any severance payment require recapture under any applicable statute, law, regulation, or regulatory interpretation or guidance. The Agreement contains terms prohibiting competition, solicitation, or disclosure adverse to the Company’s interests for one year after Mr. Peters terminates from employment for any reason (two years if in connection with a change in control). The Agreement may be terminated at will by either party.

Mr. Peters, age 57, has been employed as Minnesota Group President for West Bank since January 2, 2019 and from August 2010 to December 2018, as EVP/Group President at Bremer Bank where he was responsible for new market expansion and oversight of their South Central Minnesota, South East Minnesota, Twin Cities and Wisconsin regions.

The Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the Agreement herein is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting was held on April 29, 2021. The record date for determination of shareholders entitled to vote at the Annual Meeting was February 19, 2021. There were 16,469,272 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 13,760,573 shares, or approximately 83.6 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Eleven directors were elected to serve for a one year term or until their successors are elected and qualified. The voting results to elect each director were as follows:

	For	Withheld	Broker Non-Votes
Patrick J. Donovan	9,633,607	216,965	3,910,001
Lisa J. Elming	9,794,207	56,365	3,910,001
Steven K. Gaer	9,283,483	567,089	3,910,001
Michael J. Gerdin	9,305,246	545,326	3,910,001
Sean P. McMurray	9,305,616	544,956	3,910,001
George D. Milligan	8,992,868	857,704	3,910,001
David D. Nelson	9,769,511	81,061	3,910,001
James W. Noyce	9,277,966	572,606	3,910,001
Steven T. Schuler	9,782,559	68,013	3,910,001
Therese M. Vaughan	9,648,029	202,543	3,910,001
Philip Jason Worth	9,777,660	72,912	3,910,001

Proposal 2 - Approval, on a nonbinding basis, of the 2020 executive compensation disclosed in the Company's definitive proxy statement, which was filed with the Securities and Exchange Commission on March 1, 2021.

The voting results to approve the above proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2020 executive compensation	8,723,090	842,097	285,385	3,910,001

Proposal 3 - Approval of the West Bancorporation, Inc. 2021 Equity Incentive Plan.

The voting results to approve the above proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of the 2021 Equity Plan	9,063,745	759,975	26,852	3,910,001

Proposal 4 - Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

The voting results to ratify the above proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of RSM US LLP	13,610,039	133,635	16,899	—

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
West Bancorporation, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 1, 2021)

10.2	Employment Agreement dated April 29, 2021, between West Bancorporation, Inc. and Bradley P. Peters.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 30, 2021	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer